UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE

Norfolk Southern customers: we support the company and its strategy

Energy and Bulk customers share their strong support of CEO Alan Shaw and management team

Express concerns that Ancora’s plan would hinder and interrupt service for their businesses

ATLANTA, May 6, 2024 – Norfolk Southern Corporation (NYSE: NSC) Monday shared recent support from multiple key customers, including Lincoln Energy Solutions and Centennial Energy, which underscore that the company’s balanced strategy under the decisive leadership of CEO Alan Shaw is taking hold and delivering a safer, more efficient railroad:1

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Lincoln Energy Solutions CEO Larry Burgamy, Jr. stated: “As a growing partner, investor and shipper, Lincoln emphatically supports without question Alan Shaw, the Norfolk Southern management team and its strategies. Recent activist statements are disturbing and hold no merit to a disruptive suggestion of management change.”

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Centennial Energy President, Elise Maskell, stated: “Centennial Energy wants to reiterate our full support of Alan Shaw and the entire management team at Norfolk Southern. Your balanced strategy is what not only Centennial needs, but what all rail customers, shareholders and the US economy needs…Norfolk Southern needs to stay the course and have time to execute on your long-term vision to produce balanced results which will drive the company and their customers forward.”

•	Associated Asphalt Partners Director of Sales and Logistics, Daniel Moran, stated: “We at Associated Asphalt are in support of [Alan], your current management at Norfolk Southern and your strategy.”

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Smart Sand CEO and founder, Charles Young, stated: “Smart Sand is 100% behind the NS management team…we feel the NS management team has been excellent in building a sustainable large volume sand business to the Northeast and are looking forward to growing together in the future.”

[1]	Permission to use quotations was neither sought nor obtained.

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These reactions from multiple key customers underscore a recent rail shipper survey conducted by Wall Street research firm Stephens Inc., which found customers overwhelmingly support Norfolk Southern’s strategy and are concerned about the negative effects of Ancora’s plan. Customer quotes from the survey include:2

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“We have seen solid improvement with NS service over the past two years, for both carload and intermodal. After reviewing the plan by the activist, I am convinced it is a short-term attempt to squeeze cash out of the NS network.”

•	“NS has been doing a really nice job of balancing cost and service. If the activist moves forward, it will be bad for everyone except for a few profiteers.”

•	“Short term cost cutting by the activists will result in a lower level of service.”

The strong support from customers reinforces that Norfolk Southern has the right team, the right strategy, and the right approach to safety and service, all of which is overseen by the right board of directors. Norfolk Southern’s board has been an agent of change and has guided transformational initiatives that are improving safety and operational performance. With positive momentum, Norfolk Southern is executing at full force to drive productivity across its network, close the margin gap with its peers, and deliver sustainable value to shareholders.

In contrast, Ancora’s demands for a wholesale overhaul of management and the board would impede this momentum, unnecessarily put Norfolk Southern and its stakeholders at risk, and ultimately destroy long-term value.

Your Vote is Important

Norfolk Southern believes all of its 13 nominees are uniquely qualified to oversee the company’s strategy, drive long-term shareholder value, and hold management accountable. Norfolk Southern strongly urges shareholders to protect their investment from Ancora’s outdated, destructive agenda by VOTING the WHITE proxy card FOR ONLY Norfolk Southern’s 13 nominees TODAY.

Please simply DISCARD any Blue proxy card you may receive from Ancora. If you inadvertently voted using a Blue proxy card, you may cancel that vote simply by voting again TODAY using the company’s WHITE proxy card. Only your latest-dated vote will count!

To learn more, visit VoteNorfolkSouthern.com.

[2]	Permission to use quotations was neither sought nor obtained.

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If you have any questions or require any assistance with respect to voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call:

1 (877) 750-9496 (toll-free from the U.S. and Canada)

+1 (412) 232-3651 (from other countries)

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods, and Norfolk Southern originates more automotive traffic than any other Class I Railroad. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Media Inquiries:

Media Relations

Investor Inquiries:

Luke Nichols, 470-867-4807

Important Additional Information

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

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Certain Information Concerning Participants

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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